UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2015 (January 30, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 30, 2015, the Board of Directors of Key Energy Services, Inc. (the “Company”) adopted a new Code of Business Conduct (the “Code”) for the Company as part of its normal periodic review of the Company’s policies. The Code applies to all of the Company’s directors, officers and employees and supersedes the Company’s prior Code of Business Conduct (the “Prior Code”). The Code updates the Prior Code to enhance readability, provide additional detail regarding the Company’s expectations regarding the conduct of its employees, officers and directors, to incorporate the Company’s core values, make it more global to reflect the Company’s diverse workforce and make certain other technical and non-substantive revisions.

The description of amendments to the Code contained in the report is qualified in its entirety by reference to the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

14.1	Key Energy Services, Inc. Code of Business Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 5, 2015	By:	/s/ KIMBERLY R. FRYE

Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

14.1	Key Energy Services, Inc. Code of Business Conduct.